SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Pilgrim Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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April 16, 2018

Dear Stockholder:

We cordially invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Pilgrim Bancshares, Inc (the “Company”). Our Annual Meeting will be held at the headquarters of Pilgrim Bank, located at 40 South Main Street, Cohasset, Massachusetts at 9:00 a.m., Eastern time, on Tuesday, May 22, 2018.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating results.

The Annual Meeting is being held so that stockholders may vote upon the election of directors, the ratification of the appointment of Baker Newman & Noyes, P.A., LLC (“BNN”) as our independent registered public accounting firm for the year ending December 31, 2018, and any other business that properly comes before the Annual Meeting.

Our Board of Directors has determined that approval of each of the matters to be considered at the Annual Meeting is in the best interests of Pilgrim Bancshares and our stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of directors, and “FOR” the ratification of the appointment of BNN as our independent registered public accounting firm for the year ending December 31, 2018.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Francis E. Campbell
President and Chief Executive Officer

Pilgrim Bancshares, Inc.

40 South Main Street

Cohasset, Massachusetts 02025

(781) 383-0541

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, May 22, 2018

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Pilgrim Bancshares, Inc. (the “Company”) will be held at the headquarters of Pilgrim Bank, located at 40 South Main Street, Cohasset, Massachusetts at 9:00 a.m., Eastern time, on Tuesday, May 22, 2018.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is being held so that stockholders may vote on the following matters:

1.	The election of three directors of Pilgrim Bancshares, Inc.;

2.	The ratification of the appointment of Baker Newman & Noyes, P.A., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 29, 2018 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE COMPANY’S SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

The Company’s proxy statement, Annual Report to Stockholders and proxy card are available on http://www.envisionreports.com/PLRM.

BY ORDER OF THE BOARD OF DIRECTORS

Edward T. Mulvey, Corporate Secretary

Cohasset, Massachusetts

April 16, 2018

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IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

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Proxy Statement

of

Pilgrim Bancshares, Inc.

40 South Main Street

Cohasset, Massachusetts 02025

(781) 383-0541

ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, May 22, 2018

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pilgrim Bancshares, Inc. (the “Company”) to be used at the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the headquarters of Pilgrim Bank, located at 40 South Main Street, Cohasset, Massachusetts at 9:00 a.m., Eastern time, on Tuesday, May 22, 2018, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 16, 2018.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Company’s Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to the Company’s Secretary at the Company’s address shown above, the submission of a later-dated proxy, or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Company’s Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on March 29, 2018 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, the Company had 2,264,950 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

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In accordance with the provisions of the Company’s Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. The Company’s Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board of Directors, to WITHHOLD AUTHORITY to vote for all the nominees being proposed or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.

As to the ratification of the Company’s independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of the Company’s independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

In the event at the time of the Annual Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by the Company’s Board of Directors.

Participants in the ESOP Plan. If you participate in the Pilgrim Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form that reflects all shares you may direct the trustee to vote on your behalf under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Pilgrim Bancshares common stock held by the ESOP and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions is May 15, 2018.

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Persons and groups who beneficially own in excess of five percent of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of March 29, 2018, the Record Date, the shares of common stock beneficially owned by the Company’s named executive officers and directors as a group, and by each person or group known by us to beneficially own in excess of five percent of the Company’s common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1), (2)		Percent of Shares of Common Stock Outstanding

Five Percent Stockholders

Pilgrim Bank ESOP Trust, 2321 Kochs Lane, P.O. Box 4005, Quincy, IL 62305	178,970	(3)	7.90%

Wellington Management Group LLP, 280 Congress Street, Boston, MA 02210	187,311	(4)	8.27%
Wellington Management Group LLP
Wellington Trust Company, NA
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio

Maltese Capital Management LLC, 150 East 52nd Street, 30th Floor, New York, New York 10022	120,800	(5)	5.33%

Lawrence B. Seidman, 100 Lanidex Plaza, 1st Floor, Parsippany, NJ 07054	113,900	(6)	5.03%

Directors and Executive Officers

Francis E. Campbell, President, Chief Executive Officer and Chairman of the Board	42,561	(7)	1.88%
Melissa J. Browne, Director	15,350	(8)	*
J. Michael Buckley, Director	5,500	(9)	*
Steven T. Golden, Director	25,850	(10)	1.14%
Ronald H. Goodwin, Director	13,350	(11)	*
Mary E. Granville, Director	29,850	(12)	1.32%
William H. Ohrenberger III, Director	12,950	(13)	*
Brian W. Noonan, Director	10,750	(14)	*
Joseph P. Reilly, Director	14,350	(15)	*
Christopher G. McCourt, Executive Vice President, Chief Financial Officer and Treasurer	29,315	(16)	1.29%
Joan A. MacIntyre, Senior Vice President and Chief Information Officer	11,830	(17)	*
Edward T. Mulvey, Secretary and Clerk	6,000	(18)	*

All Directors and Executive Officers as a group (12 persons)	217,656		9.61%
40 South Main Street, Cohasset, Massachusetts 02025

* Less than 1%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2)	23,137 shares held in our employee stock ownership plan have been allocated to participant accounts.
(3)	Based on Schedule 13G filed February 2, 2018 showing ownership as of December 31, 2017.
(4)	Based on Schedule 13G filed February 9, 2017 showing ownership as of December 31, 2016.
(5)	Based on Schedule 13G filed February 12, 2018 showing ownership as of December 31, 2017.
(6)	Based on Schedule 13D filed May 30, 2017 showing ownership as of May 22, 2017.

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(7)	Includes (i) 3,738 shares of common stock held directly by Mr. Campbell, (ii) 16,750 shares of common stock held in Mr. Campbell’s IRA account, (iii) 600 shares of common stock held in the name of Mr. Campbell’s wife’s IRA account, (iv) 600 shares of common stock in the name of Mr. Campbell’s son, (v) 900 shares of common stock for Mr. Campbell as custodian of the shares in the name of Mr. Campbell’s grandson, (vi) 1,000 shares of common stock for Mr. Campbell as custodian for a trust, (vii) 16,000 shares of unvested restricted stock and (viii) 2,973 shares allocated to Mr. Campbell’s ESOP account.
(8)	Includes (i) 12,670 shares of common stock held directly by Ms. Browne and (ii) 2,680 shares of unvested restricted stock.
(9)	Includes (i) 2,820 shares of common stock held directly by Mr. Buckley and (ii) 2,680 shares of unvested restricted stock.
(10)	Includes (i) 3,170 shares of common stock held directly by Dr. Golden, (ii) 20,000 shares of common stock held in Dr. Golden’s IRA account and (ii) 2,680 shares of unvested restricted stock.
(11)	Includes (i) 10,670 shares of common stock held directly by Mr. Goodwin and (ii) 2,680 shares of unvested restricted stock.
(12)	Includes (i) 27,170 shares of common stock held directly by Ms. Granville and (ii) 2,680 shares of unvested restricted stock.
(13)	Includes (i) 1,100 shares of common stock held directly by Mr. Ohrenberger, (ii) 8,500 shares of common stock held in Mr. Ohrenberger’s IRA account and (iii) 3,350 shares of unvested restricted stock.
(14)	Includes (i) 670 shares of common stock held directly by Mr. Noonan, (ii) 6,400 shares of common stock held in Mr. Noonan’s IRA account, (iii) 500 shares of common stock held in the name of Mr. Noonan’s wife, (iv) 500 shares of common stock held in the name of Mr. Noonan’s daughter, and (v) 2,680 shares of unvested restricted stock.
(15)	Includes (i) 670 shares of common stock held directly by Mr. Reilly, (ii)10,000 shares of common stock held in Mr. Reilly’s IRA account, (iii) 1,000 shares of common stock held directly by Mr. Reilly’s wife, and (iv) 2,680 shares of unvested restricted stock.
(16)	Includes (i) 3,645 shares of common stock held directly by Mr. McCourt, (ii) 12,935 shares of common stock held in Mr. McCourt’s IRA account, (iii) 200 shares of common stock held directly by Mr. McCourt’s wife, (iv) 650 shares of common stock held in Mr. McCourt’s wife’s IRA account, (v) 10,000 shares of unvested restricted stock and (vi) 1,885 shares allocated to Mr. McCourt’s ESOP account.
(17)	Includes (i) 1,388 shares of common stock held directly by Ms. MacIntyre, (ii) 857 shares of common stock held in Ms. MacIntyre’s IRA account, (iii) 8,000 shares of unvested restricted stock and (iv) 1,585 shares allocated to Ms. MacIntyre’s ESOP account.
(18)	Comprised of 6,000 shares of common stock held directly by Mr. Mulvey.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of nine members. The Company’s bylaws provide, and the terms of the Company’s Board of Directors are classified so, that approximately one-third of the directors are to be elected annually. The Company’s directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting. The Company’s Nominating Committee has nominated Steven T. Golden, Ronald H. Goodwin, and Mary E. Granville, each to serve as directors for three-year terms. Each of the nominees is currently a member of the Board of Directors, and each has agreed to serve, if elected.

It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such other substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The Board of Directors recommends a vote “FOR” each of the nominees listed in this Proxy Statement.

The Business Background of the Company’s Directors

The business experience for the past five years of each of the Company’s directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. Each director is also a director of Pilgrim Bank (the “Bank”). Except for Mr. Ohrenberger, all other directors have held their positions for the past five years.

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Nominees

Steven T. Golden, age 66, is a physician, part of Cohasset Family Practice, a family medical practice that has been operating in Cohasset since 1981. This is part of Healthcare South, P.C., a primary care group practice with 10 sites where he holds the position of President and Medical Director. Director since 1997. Dr. Golden was selected to serve as a Director because his experience managing his own business provides insight with respect to general business operations and because his service to the community provides unique perspective on the needs of customers in our market area.

Ronald H. Goodwin, age 66, is the owner of Goodwin Graphics, Inc., a screen-printing and graphics business that he founded in 1976. Director since 1998. Mr. Goodwin was selected to serve as a Director because his experience of founding and managing his own business provides insight with respect to general business operations as well as experience reviewing financial statements.

Mary E. Granville, age 65, is President of The Appraisers Collaborative. Established in 1980, the firm provides valuation and appraisal services to a wide variety of clients with respect to residential, commercial and industrial properties. Ms. Granville also served several years as an assessor for the Town of Cohasset. Director since 2007. Ms. Granville was selected to serve as a Director because of extensive experience in the appraisal and valuation industries which provides a unique perspective with regard to the underwriting risks associated with our lending practices and valuable insight into trends in real estate in our market area.

Directors Continuing in Office

Melissa J. Browne, age 62, is a commercial real estate consultant, offering various consulting services focused primarily on class A office buildings. Director since 2007. She has over 25 years experience and holds a real estate brokerage license, actively marketing and selling residential real estate properties also. Ms. Browne was selected to serve as a Director because of her extensive experience in both commercial and residential real estate within the Company’s market area. In addition, Ms. Browne has extensive involvement in the community. She volunteers on several town and local civic organization boards of directors. This involvement provides insight to the needs of customers in our community.

J. Michael Buckley, age 54, is currently the Town Accountant for the towns of Hull and Pembroke, Massachusetts, and until 2010 served as the Finance Director of the Town of Cohasset, Massachusetts. Director since 2005. Mr. Buckley was selected to serve as a Director because his extensive experience in municipal finance provides a unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures and our accounting practices. In addition, his service to municipalities in our market area provides insight on the business environment and needs of customers in our market area.

Francis E. Campbell, age 64, is our President and Chief Executive Officer and serves as Chairman of our Board of Directors. He has been employed with Pilgrim Bank since 1999 in a variety of roles, including CFO and Senior Loan Officer. He has served as President and Chief Executive Officer since 2002 and Chairman of the Board since 2007. Mr. Campbell has over 35 years of community banking experience. Mr. Campbell has extensive ties to the community that support our business generation. Mr. Campbell was selected to serve as a Director because his extensive experience in a variety of roles at Pilgrim Bank and other community banking institutions provides a broad and unique perspective on the challenges facing our organization and on our business strategies and operations.

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William H. Ohrenberger III, age 60, is the Managing Partner of Ohrenberger, DeLisi & Harris, LLP. Established in 2015, the firm focuses on commercial and residential real estate development, as well as estate planning. Prior to that, he was the owner of the law firm Ohrenberger Associates. Director since 2016. Mr. Ohrenberger was selected to serve as a Director due to his extensive experience counseling developers, lending institutions, businesses and individuals on real estate development and land use, zoning, and real estate transactions in our market area. In addition, his involvement in the community provides an insight into commercial business development in the Company’s market area.

Brian W. Noonan, age 72, served as the Chief of Police of the Town of Cohasset from March 1993 until his retirement in March 2002, and on the police force of the Town of Cohasset since August 1974. Director since 1998. Mr. Noonan was selected to serve as a Director because his years of service as a law enforcement officer in our community provides extraordinary insight into the economic and business needs of our community, as well as insight into where we can best serve our community in other ways, including charitable donations.

Joseph P. Reilly, age 66, has been the owner and principal of Joseph P. Reilly Inc., a consulting firm providing tax, accounting and other services to small businesses, for 20 years. Director since 2004. Mr. Reilly was selected to serve as a Director because his experience managing his own business and his experience providing tax and accounting services provides insight with respect to general business operations as well as experience reviewing financial statements.

Executive Officers Who Are Not Directors

Christopher G. McCourt, age 57, is our Executive Vice President, Chief Financial Officer and Treasurer. He has served as CFO and Treasurer since he was hired in 2011. Mr. McCourt has extensive experience in bank finance with more than 35 years in the banking industry. He is currently responsible for the finance, retail, ALCO, operations and residential lending areas within the Company.

Joan A. MacIntyre, age 61, is our Senior Vice President & Chief Information Officer. She has been employed in various positions at the Bank since 2008. She has nearly 40 years of banking experience and is presently responsible for the Company’s IT, BSA, and compliance areas.

Meetings and Committees of the Board of Directors

We conduct business through meetings of our Board of Directors and its committees. During 2017, the Board of Directors of Pilgrim Bank and Pilgrim Bancshares, Inc. met 12 times. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the board on which he or she served (during the periods that he or she served).

The Board of Directors of Pilgrim Bancshares has established standing committees, including a Compensation Committee, a Nominating and Corporate Governance Committee and an Audit Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations. These charters may be found on our website located at www.bankpilgrim.com.

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Board Independence

The Board of Directors has determined that each of the Company’s directors, with the exception of director Francis E. Campbell, is “independent” as defined in the listing standards of the Nasdaq Stock Market which the Company chooses to follow for purposes of such determination. Mr. Campbell is not independent because he is an executive officer of the Company.

Board Structure and Risk Oversight

Our Board of Directors is chaired by Francis E. Campbell, who is also our President and Chief Executive Officer. We believe our governance structure is appropriate given the size, limited market area and relatively non-complex operating philosophy of our organization. In addition, we have never engaged in a transaction with any affiliate of Mr. Campbell. As President and Chief Executive Officer of the Company and Pilgrim Bank, and having been employed by Pilgrim Bank in various roles for over 15 years, Mr. Campbell is well positioned to understand the challenges faced by our organization. As a result, he can set our strategic direction, provide day-to-day leadership, and also set the agenda of the Board of Directors. We understand the risk that an inside Chairman could theoretically manage the Board of Directors’ agenda to limit the consideration of important issues relating to management.

To minimize the risk involved with having a joint Chairman and Chief Executive Officer, the independent directors meet in executive sessions periodically to discuss certain matters such as the chief executive officer’s performance and his annual compensation as well as our independent audit and internal controls. In addition, we have appointed Steven T. Golden, who has served as a director of Pilgrim Bank since 1997, as Vice Chairman of the Company. The Vice Chairman provides a source of leadership that is complimentary to that provided by the Chairman, but is independent of management. The Vice Chairman is responsible for providing input with respect to the preparation of agendas for meetings of the Board of Directors and committees, working with the Chairman and the corporate secretary to ensure that the Board of Directors has adequate resources and information to support its activities, serving as chair of Board of Directors meetings in the Chairman’s absence, educating the Board of Directors as to its responsibilities, chairing meetings of the independent directors and serving as a liaison between the Board of Directors and management and among individual directors. We intend to rotate the position of Vice Chairman, as applicable and when appropriate to do so.

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within the Company as well as through internal and external audits. Risks relating to the direct operations of Pilgrim Bank are further overseen by the Board of Directors of Pilgrim Bank, who are the same individuals who serve on the Board of Directors of the Company. The Board of Directors of Pilgrim Bank also has additional committees that conduct risk oversight separate from the Company. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of directors Steven T. Golden, who serves as Chairman, Ronald H. Goodwin and Brian W. Noonan, each of whom is considered “independent” as defined in the Nasdaq corporate governance listing standards. The functions of the Nominating and Corporate Governance Committee include the following:

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•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board regarding committee membership; and.

•	to develop and recommend corporate governance guidelines to the Board of Directors for its approval.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and the Company’s stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the Company’s stockholders as a group, and not primarily a special interest group or constituency.

In addition, the Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, whether the candidate would satisfy the SEC’s independence standards applicable to members of the Company’s audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

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The Company does not maintain a specific diversity policy, but diversity is considered in the Company’s review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

Procedures for the Recommendation of Director Nominees by Stockholders

The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Nominating and Corporate Governance Committee. Stockholders who wish to recommend a nominee must write to the Company’s Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	The name and address of the stockholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of the Company’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•	All information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Company;

•	An affidavit that the candidate would not be disqualified under the provisions of Article II, Section 12 of the Company’s Bylaws;

•	Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.

To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Company not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, that if (A) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such written notice also shall be timely if delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not later than the tenth day following the day on which public disclosure of the date of such meeting is first made. The advance notice periods provided in this paragraph, once established by the initial notice or public disclosure of a date for the annual meeting of stockholders, shall remain in effect regardless of whether a subsequent notice or public disclosure shall provide that the meeting shall have been adjourned or that the date of the meeting shall have been postponed or otherwise changed from the date provided in the initial notice or public disclosure. The committee did not receive any stockholder-recommended nominees for inclusion in this Proxy Statement.

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Stockholder Communications with the Board

Any of the Company’s stockholders who want to communicate with the Board of Directors or with any individual director can write to the Company’s Corporate Secretary, at 40 South Main Street, Cohasset, Massachusetts 02025. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not previously forwarded and make those communications available to the directors.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics is posted on the Company’s website at www.bankpilgrim.com. A copy of the Code will be furnished without charge upon written request to the Corporate Secretary of the Company, 40 South Main Street, Cohasset, Massachusetts, 02025.

Attendance at Annual Meetings of Stockholders

The Company does not have a policy regarding director attendance at annual meetings of stockholders, although directors are encouraged to attend these meetings. It is expected that all of our directors will attend the 2018 Annual Meeting. At our 2017 Annual Meeting, all nine of our directors attended the meeting.

Compensation Committee

The members of the Compensation Committee are directors Joseph P. Reilly, who serves as chairman, Melissa J. Brown and J. Michael Buckley, each of whom is considered “independent” as defined in the Nasdaq corporate governance listings standards.

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The Compensation Committee approves the compensation objectives for the Company and Pilgrim Bank and establishes the compensation for the Chief Executive Officer and named other executives. The Company’s President and Chief Executive Officer provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation. However, the President and Chief Executive Officer does not vote on and is not present for any discussion of his own compensation. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites. In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers, with the exception of granting equity awards, are ratified by the full Board of Directors. The Compensation Committee administers and has discretionary authority over the Company’s incentive compensation plans and programs, and approves the grants of equity awards to employees and directors.

During the years ended December 31, 2017 and 2016, the Compensation Committee engaged Arthur Warren Associates to provide assistance in reviewing the Company’s overall compensation structure.  The Compensation Committee considered the independence of Arthur Warren Associates in light of Securities and Exchange Commission rules and Nasdaq corporate governance listing standards and concluded that that the work performed by Arthur Warren Associates and its consultants involved in the engagement did not raise any conflict of interest and concluded that they were independent consultants to the Compensation Committee.

Audit Committee

The Company’s Audit Committee consists of directors Joseph P. Reilly, who serves as Chairman, J. Michael Buckley, and Ronald H. Goodwin, each of whom is “independent” under the Nasdaq corporate governance listing standards and SEC Rule 10A-3. The Board has determined that Mr. Buckley qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.

The Audit Committee reviews the contents of and conclusions in audit reports prepared by the Company’s independent registered public accounting firm, reviews and approves the annual engagement of the Company’s independent registered public accounting firm, the Company’s audit and compliance related policies, and reviews with management and the Company’s independent registered public accounting firm, the Company’s financial statements and internal controls.

Audit Committee Report

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2017;

•	Discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Standard No. 1301, Communications with Audit Committees; and

•	Received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

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Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee:

Joseph P. Reilly (Chairman)

J. Michael Buckley

Ronald H. Goodwin

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2017, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Executive Officer Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to, or earned by, Mr. Campbell, who serves as our Chairman, President and Chief Executive Officer, Mr. McCourt, who serves as our Executive Vice President, Chief Financial Officer and Treasurer, and Ms. MacIntyre, who serves as our Senior Vice President and Chief Information Officer, for the years ended December 31, 2017 and 2016. We refer to these individuals as “Named Executive Officers.”

		Salary	Non-Equity Incentive Plan Compensation (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Francis E. Campbell	2017	271,300	31,200	-	-	89,011	391,511
Chairman, President and Chief Executive Officer	2016	263,400	50,000	257,000	114,120	82,463	766,983

Christopher G. McCourt	2017	170,000	18,700	-	-	27,280	215,980
Executive Vice President, Chief Financial Officer and Treasurer	2016	153,400	14,200	128,500	57,060	15,814	368,974

Joan A. MacIntyre	2017	134,200	13,450	-	-	15,376	163,026
Senior Vice President and Chief Information Officer	2016	130,300	16,300	128,500	57,060	13,388	345,548

(1)	Represents bonuses awarded under the Executive Annual Incentive Plan (AIP).
(2)	The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of these awards are included in Notes 2 and 10 to our audited financial statements for the year ended December 31, 2017 as included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission. Since the value of the awards realized upon the date of vesting and/or the date of exercise (as applicable) will depend on the market value of the Company’s common stock at such time, there is no assurance that the values realized by the named executive officers will be at or near the amounts in the “Stock Awards” and “Option Awards” column.
(3)	Consists of the following payments:

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		401 (k) Plan	Employee Stock Ownership Plan	Supplemental Executive Retirement Plan	Club Membership Dues	Car Allowance	Retention Bonus Agreement Contribution	Total
Officer	Year	($)	($)	($)	($)	($)	($)	($)

Francis E. Campbell	2017	13,500	13,828	51,403	3,680	6,600	-	89,011
Chairman, President and Chief Executive Officer

Christopher G. McCourt	2017	9,194	9,586	-	-	-	8,500	27,280
Executive Vice President, Chief Financial Officer and Treasurer

Joan A. MacIntyre	2017	7,521	7,855	-	-	-	-	15,376
Senior Vice President and Chief Information Officer

Employment and Change in Control Agreements

Employment Agreement with Francis E. Campbell. On October 10, 2014, Pilgrim Bank entered into an employment agreement with Mr. Campbell. The employment agreement has an initial term of three years. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the Board of Directors must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the Board of Directors determines not to extend the term, Mr. Campbell must be notified, in writing, of the non-renewal at least 30 days, but not more than 60 days, prior to such date.

The employment agreement provides Mr. Campbell with a base salary, which is currently $295,000. The base salary may be increased, but not decreased (other than a decrease which is applicable to all senior officers). In addition to base salary, Mr. Campbell is entitled to participate in any bonus programs and benefit plans that are made available to management employees, and will be reimbursed for all reasonable business expenses incurred. Mr. Campbell is eligible to receive a car allowance of $750 per month, a health club membership of $60 per month and a golf club membership, the cost of which shall not exceed $4,200 per year.

In the event of Mr. Campbell’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” he will receive a severance payment equal two times his highest annual rate of base salary payable during the calendar year of his date of termination or any of the three calendar years immediately preceding his date of termination. Such payment will be payable in a lump sum within 30 days following Mr. Campbell’s date of termination. In addition, Mr. Campbell will be entitled receive from Pilgrim Bank continued life insurance and non-taxable medical and dental insurance coverage under the same cost-sharing arrangements that apply for active employees of Pilgrim Bank. Such coverage will cease upon the earlier of: (i) the date which is two years after Mr. Campbell’s date of termination or (ii) the date on which Mr. Campbell receives substantially similar benefits from another employer. For purposes of the employment agreement, “good reason” is defined as: (i) a material reduction in base salary or benefits (other than reduction by Pilgrim Bank that is part of a good faith, overall reduction of such benefits applicable to all employees); (ii) a material reduction in Mr. Campbell’s duties or responsibilities; (iii) a relocation of Mr. Campbell’s principal place of employment by more than 25 miles from Pilgrim Bank’s main office location; or (iv) a material breach of the employment agreement by Pilgrim Bank.

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If Mr. Campbell’s involuntary termination of employment other than for cause, disability or death or voluntary resignation for “good reason” occurs on or after the effective date of a change in control of Pilgrim Bancshares, Inc. or Pilgrim Bank, he would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times his highest annual rate of base salary payable during the calendar year of his date of termination or either of the three calendar years immediately preceding his date of termination. Such payment will be payable in a lump sum within 30 days following Mr. Campbell’s date of termination. In addition, Mr. Campbell would be entitled, at no expense, to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage until the earlier of: (i) the date which is three years after his date of termination or (ii) the date on which he receives substantially similar benefits from another employer.

In addition, should Mr. Campbell become disabled, he will be entitled to disability benefits, if any, provided under a long-term disability plan sponsored by Pilgrim Bank. In the event of Mr. Campbell’s death while employed, his beneficiaries will be paid his base salary for one year following death, and his family will continue to receive non-taxable medical and dental coverage for one year thereafter.

Upon any termination of employment that would entitle Mr. Campbell to a severance payment (other than a termination in connection with a change in control), Mr. Campbell will be required to adhere to one-year non-competition and non-solicitation covenants.

Change in Control Agreements with Christopher G. McCourt and Joan A. MacIntyre. On October 10, 2014, Pilgrim Bank entered into change in control agreements with Mr. McCourt and Ms. MacIntyre. The agreements have an initial term of two years. At least 60 days prior to the anniversary date of the agreements, the disinterested members of the Board of Directors must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreements for an additional year or determine not to extend the term of the agreement. If the Board of Directors determines not to extend the term, the executive must be notified, in writing, of the non-renewal at least 30 days, but not more than 60 days, prior to such date.

In the event of the executive’s involuntary termination of employment other than for cause, disability or death, or voluntary resignation for “good reason” on or after the effective date of a change in control of Pilgrim Bancshares, Inc. or Pilgrim Bank, the executive would be entitled to a severance payment equal to two times his or her highest annual rate of base salary payable during the calendar year of the executive’s date of termination or either of the two calendar years immediately preceding his or her date of termination. Such payment will be payable in a lump sum within 30 days following the executive’s date of termination. In addition, the executive would be entitled to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage until the earlier of: (i) the date which is two years after his or her date of termination or (ii) the date on which the executive receives substantially similar benefits from another employer.

Notwithstanding the foregoing, the payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code. For purposes of the change in control agreements, “good reason” is defined as: (i) a material reduction in the executive’s base salary or benefits (other than reduction by Pilgrim Bank that is part of a good faith, overall reduction of such benefits applicable to all employees); (ii) a material reduction in the executive’s duties or responsibilities; (iii) a relocation of the executive’s principal place of employment by more than 25 miles from Pilgrim Bank’s main office location; or (iv) a material breach of the agreements by Pilgrim Bank.

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Retention Bonus Agreement between Pilgrim Bank and Christopher McCourt. On June 15, 2017, Pilgrim Bank entered into a retention bonus agreement (the "Agreement") with Christopher G. McCourt, Chief Financial Officer and Treasurer. The purpose of the Agreement is to align the interests of Mr. McCourt with the interests of the Bank to obtain superior results from the Bank and to encourage Mr. McCourt to remain employed with the Bank during the five-year retention period, commencing on January 1, 2017 and ending on December 31, 2021 (the "Retention Period").

Under the Agreement, on December 31 of each year during the Retention Period, the Bank will credit an amount equal to five percent of Mr. McCourt's base salary to a bookkeeping account established by the Bank on behalf of Mr. McCourt, provided, however that such amount will only be credited if Mr. McCourt is employed with the Bank as of such date. No interest or earnings will be credited by the Bank to Mr. McCourt's account. Following the completion of the Retention Period, the Bank will pay to Mr. McCourt a cash lump sum payment equal to his account balance within 30 days thereafter.

Notwithstanding the foregoing, if Mr. McCourt's termination of employment occurs before the end of the Retention Period due to: (1) death; (2) disability or (3) involuntary termination or constructive termination without cause (including in connection with a change in control); he (or his beneficiary) will receive a cash lump sum payment equal to his account balance as of his date of termination, with such payment to be made by the Bank within 30 days thereafter. With the exception of the foregoing, Mr. McCourt's termination of employment prior to completion of the Retention Period will result in the forfeiture of his contractual right to any portion of his account balance.

Non-Equity Incentive Program

Executive Annual Incentive Plan. Pilgrim Bank adopted the Pilgrim Bank Executive Annual Incentive Plan (the “AIP”) on October 10, 2014 to align the interests of the executives of Pilgrim Bank with the overall performance of Pilgrim Bank and Pilgrim Bancshares, Inc.

Employees selected by the Compensation Committee, which includes the Named Executive Officers, will be eligible to participate in the plan. For each plan year (which is the calendar year), each participant will receive an award agreement, which will provide the annual bonus award amount, designated as a percentage of base salary, and the performance objectives that must be satisfied for the participant to receive the annual bonus award. The specific performance objectives will be determined annually by the Compensation Committee, but generally include objective performance targets on financial performance, growth, asset quality and risk management and subjective performance objectives, such as particular qualitative factors for the participant, based on his or her duties to Pilgrim Bank. Each performance objective will specify level of achievements at “threshold,” “target” and “maximum” levels and will be weighted by priority as a percentage of the total annual bonus award payable to the participant.

The annual bonus award will be payable to each participant in a cash lump sum within 2.5 months following the end of each plan year, to the extent the performance objectives are determined to be satisfied by the Compensation Committee.

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Stock Based Compensation

Set forth below is certain information regarding outstanding equity awards granted to the Named Executive Officers as of December 31, 2017:

Outstanding Equity Awards at Fiscal Year-End

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested (2) ($)

Francis E. Campbell	7,200	28,800	12.85	6/1/2026	16,000	304,320

Christopher G. McCourt	3,600	14,400	12.85	6/1/2026	8,000	152,160

Joan A. MacIntyre	3,600	14,400	12.85	6/1/2026	8,000	152,160

(1)	Stock awards and option awards listed above represent grants under our 2015 Equity Incentive Plan. Mr. Campbell’s restricted stock and stock option awards vest at a rate of 20% per year beginning on June 1, 2017, with the remaining 40% vesting on June 1, 2020. For Mr. McCourt and Ms. MacIntyre, their restricted stock and stock option awards vest at a rate of 20% per year beginning on June 1, 2017.
(2)	The amounts in this column are based on the fair market value of our common stock on December 31, 2017 of $19.02 per share.

2015 Equity Incentive Plan. On November 24, 2015, our stockholders approved the 2015 Equity Incentive Plan to provide employees and directors of the Company and Pilgrim Bank with additional incentives to promote the growth and performance of the Company and to further align the interests of our directors and management with the interests of our stockholders by increasing the ownership interests of directors and management in the common stock of the Company. The 2015 Equity Incentive Plan is administered by the Compensation Committee. The 2015 Equity Incentive Plan authorizes the issuance of up to 314,661 shares of common stock, of which up to 224,758 shares of common stock may be delivered pursuant to the exercise of stock options and up to 89,903 shares of common stock may be issued pursuant to grants of restricted stock awards and/or restricted stock units. These amounts represent 10% and 4%, respectively, of the shares of common stock that were issued in the Company’s public offering on October 10, 2014 in connection with the mutual to stock conversion of Conahasset Bancshares, MHC, the former mutual holding company of Pilgrim Bank.

Awards may be granted in a combination of incentive and non-qualified stock options or restricted stock or restricted stock units. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options.

The Compensation Committee determines the type and terms and conditions of the awards under the 2015 Equity Incentive Plan, and these determinations are set forth in an award agreement delivered to each recipient. Employees and directors of the Company and Pilgrim Bank are eligible to receive awards under the plan. However, no individual employee may receive more than 56,189 stock option awards and 22,475 restricted stock or unit awards under the plan (which represents 25% of the available stock options and 25% of the available restricted stock/restricted stock unit awards). No individual director may receive more than 11,237 stock option awards and 4,495 restricted stock or unit awards under the plan (which represents 5% of the available stock options and 5% of the available restricted stock/restricted stock unit awards). The directors, in the aggregate, may not receive more than 67,427 stock option awards and 26,970 restricted stock or unit awards under the plan (which represents 30% of the available stock options and 30% of the available restricted stock/restricted stock unit awards).

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On June 1, 2016, the Compensation Committee granted stock option and restricted stock awards to the Named Executive Officers as follows:

Named Executive Officer	# of Stock Options	# of Restricted Stock Awards
Francis E. Campbell	36,000	20,000
Christopher G. McCourt	18,000	10,000
Joan A. MacIntyre	18,000	10,000

On January 23, 2018, the Compensation Committee granted stock option and restricted stock awards to the following Named Executive Officer:

Named Executive Officer	# of Stock Options	# of Restricted Stock Awards
Christopher G. McCourt	10,000	2,000

For Mr. Campbell, his awards vest over a four-year period following the date of grant, with 20% vesting per year during the first three years and the remaining 40% vesting following the completion of the fourth year. For Mr. McCourt and Ms. MacIntyre, their awards vest in equal 20% installments over a five-year period following the date of grant. Notwithstanding the foregoing, these awards would vest upon death, disability or involuntary termination of employment following a change in control. The time-based component of the awards serve as a retention tool for the Named Executive Officers, and the stock options were viewed by the Compensation Committee as performance-based because value is only realized if there is stock price appreciation over the term of the options.

The Compensation Committee engaged Arthur Warren Associates, an independent compensation consultant, in 2016 and 2017 to assess the committee’s recommendations for granting stock options and restricted stock awards to the Named Executive Officers, including the underlying terms and conditions of the awards. The Compensation Committee considered each Named Executive Officer’s role and position in determining the amount of stock options and restricted stock awards the executive would receive to more closely align the executive’s compensation with his or her impact in creating value for our stockholders. The committee also considered the Named Executive Officer’s past contributions, his or her individual role in completing our mutual-to-stock conversion in 2014 and the role the executive would play in the Company’s future. The Named Executive Officer’s sustained individual performance, leadership, operational effectiveness, tenure in office, and experience in the industry and employment market conditions in our geographic market were additional factors the committee considered. The Compensation Committee also reviewed survey data regarding awards made to executive officers of other companies that had undertaken a mutual-to-stock conversion and related stock offering. Arthur Warren Associates concluded that the Compensation Committee’s recommendations for the awards, including their terms and conditions, were fair and reasonable and intended to align the economic interest of the Named Executive Officers with that of other stockholders, consistent with prevailing executive compensation practices in the competitive marketplace for similarly-situated financial institutions.

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Benefit Plans

401(k) Plan. Pilgrim Bank is a participating employer in the Cooperative Banks Employees Retirement Association (CBERA) 401(k) Plan, which is a multiple employer tax-qualified profit sharing plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees who have attained age 21 and have completed three months of employment during which they worked at least 250 hours are eligible to participate in the 401(k) Plan.

A participant may contribute up to 75% of his or her compensation to the 401(k) Plan on a pre-tax and after-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2017, the pre-tax deferral contribution limit is $18,000 provided, however, that a participant over age 50 may contribute, on a pre-tax basis, an additional $6,000 to the 401(k) Plan. In addition to salary deferral contributions, the 401(k) Plan provides that Pilgrim Bank will make a matching contribution to each participant’s account equal to 100% of the participant’s contribution, up to 5% of the participant’s pre-tax and after-tax contributions. A participant is always 100% vested in his or her salary deferral contributions. However, a participant will become 100% vested in his or her employer matching contributions after three years of vesting service (which is a three-year cliff vesting schedule). The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options available under the 401(k) Plan.

Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement, age 59½ (while employed with Pilgrim Bank), death, disability or termination of employment, and elect for the distribution to be paid in the form of a lump sum, annuity or installment payments.

Defined Benefit Plan. Pilgrim Bank is a participating employer in the Cooperative Banks Employees Retirement Association (CBERA) Defined Benefit Plan, which is a multiple employer tax-qualified defined benefit pension plan (the “Defined Benefit Plan”). On April 30, 2014, Pilgrim Bank froze the Defined Benefit Plan such that no benefits will continue to accrue under, and no new participants are eligible to participate in, the Defined Benefit Plan.

Employee Stock Ownership Plan. On January 1, 2014, Pilgrim Bank adopted the Pilgrim Bank Employee Stock Ownership Plan (the “ESOP”) for eligible employees. Employees of Pilgrim Bank or any subsidiary of Pilgrim Bank who have attained age 21 and have completed 1,000 hours of service in a twelve-month period on or prior to the closing date of the of the conversion of the Conahasset Bancshares, MHC from the mutual to stock form of organization and related stock offering (the “conversion”) began participation in the ESOP retroactively, as of January 1, 2014, the plan’s effective date. All other employees will become eligible to enter the plan on the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

On October 10, 2014, the ESOP trustee purchased, on behalf of the ESOP, 179,807 shares of Pilgrim Bancshares, Inc. common stock issued in a public stock offering in connection with the conversion. The ESOP funded its stock purchase with a loan from Pilgrim Bancshares, Inc. equal to $1,798,070, which represented the aggregate purchase price of the common stock. The loan is repaid principally through Pilgrim Bank’s contribution to the ESOP and dividends payable on common stock held by the ESOP over a 30-year term of the loan. The interest rate for the ESOP loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal. The interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

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The trustee holds the shares purchased by the ESOP in an unallocated suspense account. Shares are released from the suspense account on a pro-rata basis as the loan is repaid. The trustee allocates the shares released among the participants’ accounts on the basis of each participant’s proportional share of compensation relative to all participants. Participants vest in their benefit at a rate of 20% per year, beginning after the completion of their second year of service, such that the participants will be 100% vested upon completion of six years of credited services. Participants who were employed by Pilgrim Bank immediately prior to the effective date of the conversion received credit for vesting purposes for their years of service prior to adoption of the ESOP. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants receive distributions from the ESOP upon severance from employment. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The ESOP permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Supplemental Executive Retirement Plan. On October 10, 2014, Pilgrim Bank adopted the Pilgrim Bank Supplemental Executive Retirement Plan (the “SERP”). The SERP is a non-qualified retirement plan that provides supplemental retirement benefits to participants who are key employees. Each employee designated by the Compensation Committee is eligible to participate in the SERP, and will begin participation by entering into a participation agreement with Pilgrim Bank. Mr. Campbell is currently the only participant in the SERP.

Under the SERP, Pilgrim Bank must establish a bookkeeping account on behalf of each participant. At the end of each plan year, Pilgrim Bank will contribute a fixed dollar amount to the participant’s account equal to a percentage of the participant’s base salary (the “annual contribution”). Mr. Campbell’s annual contribution is equal to 17.5% of his base salary. Pilgrim Bank may also provide a discretionary contribution to a participant’s account. The participant’s account earns interest each year at the Five-Year Treasury Rate in effect on the first business day of each plan year, plus 100 basis points. Each participant will vest in his or her account balance in accordance with the vesting schedule provided in the participation agreement. For Mr. Campbell, he became 100% vested in his account balance upon his completion of three years of service commencing on January 1, 2014. However, the participant’s account balance will become 100% vested in the event of his or her attainment of the benefit age set forth in the participation agreement, death, disability or involuntary or constructive termination of employment without cause following a change in control of Pilgrim Bank or Pilgrim Bancshares, Inc.

The participant’s vested account balance is distributed upon the earlier of the participant’s: (i) attainment of the benefit age; (ii) death; (iii) disability; or (iv) termination of employment without cause, and will be payable in a cash lump sum. With regards to payment upon attainment of the benefit age or termination of employment, the participant can elect for the benefit to be payable in equal annual installments not to exceed 10 years prior to his or her initial entry into the SERP.

In the event of the participant’s involuntary or constructive termination of employment without cause within two years following a change in control, the participant’s account will be increased by an amount equal to three annual contributions, calculated based on the most recent annual contribution made to the participant’s account (or the number of additional annual contributions that would have been made prior to the attainment of the participant’s benefit age, if less), based on the participant’s highest annual rate of base salary payable during the calendar year of the change in control or the calendar year immediately preceding the change in control. If a participant receives a benefit under the SERP (other than in connection with a change in control), the participant will be required to adhere to one-year non-competition and non-solicitation covenants.

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Director Compensation

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2017.

Director Compensation
Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Melissa J. Browne	26,400	-	-	-	26,400
J. Michael Buckley	21,850	-	-	-	21,850
Steven T. Golden	16,800	-	-	-	16,800
Ronald H. Goodwin	19,900	-	-	-	19,900
Mary E. Granville	23,800	-	-	-	23,800
William H. Ohrenberger III	11,300	58,458	37,800	-	107,558
Brian W. Noonan	23,150	-	-	-	23,150
Joseph P. Reilly	22,500	-	-	-	22,500

(1)	Includes fees paid to directors who serve on committees of Pilgrim Bank.
(2)	Reflects the aggregate grant date fair value of 3,350 shares of restricted stock and 7,500 stock option awards granted to William H. Ohrenberger III on June 1, 2017. The value is the amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are included in Notes 2 and 10 to our audited financial statements for the year ended December 31, 2017 as included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission. All other directors had 2,680 shares of restricted stock outstanding and 7,500 stock options outstanding, with the exception of Mary Granville who had 6,000 stock options outstanding.
(3)	No director received any perquisites or benefits.

Director Fees

Directors of the Company received fees per board and committee meetings attended for the year ended December 31, 2017. Each director was paid $800 for each board meeting attended. Each member of a committee of the Board of Directors received $650 for each committee meeting attended. No fees were paid to a director who is also an employee of the Bank. In addition, Pilgrim Bancshares, Inc. paid each director an additional annual retainer of $2,500, except that the Vice Chairman received an annual retainer of $7,200.

Director Plans

Each director is eligible to participate in the 2015 Equity Incentive Plan. Please see a description of the plan set forth under “Stock Based Compensation—2015 Equity Incentive Plan.”

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Transactions With Certain Related Persons

Credit. The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Pilgrim Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations generally require that all loans or extensions of credit to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Pilgrim Bank, and not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2017, all of our loans to directors and executive officers were in compliance with such federal regulations. In addition, loans made to a director or executive officer must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of our loans to our executive officers and directors and their related entities was $272,500 at December 31, 2017. As of December 31, 2017, these loans were performing according to their original terms.

Other Transactions. Since January 1, 2017, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers and directors had or will have a direct or indirect material interest.

PROPOSAL II – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Auditors

The Audit Committee of the Company’s Board of Directors has approved the engagement of Baker Newman & Noyes, P.A., LLC (“BNN”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Auditors are not deemed independent unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the auditor.

At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of BNN for the year ending December 31, 2018. A representative of BNN is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Audit Fees.   The aggregate fees billed for professional services rendered by BNN for the audit of the Company’s annual financial statements for 2017 and 2016 were $ 95,750 and $99,400, respectively.

Tax Fees.   The aggregate fees billed for professional services by BNN for tax services were $8,300 and $8,000 for 2017 and 2016, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of the audit fees and tax fees described above during 2017 and 2016.

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The Audit Committee has considered whether the provision of non-audit services by BNN, relating primarily to tax services, is compatible with maintaining the independence of BNN. The Audit Committee concluded that performing such services would not affect the independence of BNN in performing its function as auditor of the Company.

In order to ratify the selection of BNN as the independent registered public accounting firm for 2018, the proposal must receive a majority of the votes cast, either in person or by proxy, in favor of such ratification.

The Board of Directors recommends a vote “FOR” the ratification of Baker Newman & Noyes, P.A., LLC as independent registered public accounting firm for 2018.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for the Company’s 2019 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 40 South Main Street, Cohasset, Massachusetts, no later than December 17, 2018. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s articles of incorporation and Bylaws and Maryland corporation law.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, that if (A) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such written notice also shall be timely if delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not later than the tenth day following the day on which public disclosure of the date of such meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

The 2019 annual meeting of stockholders is expected to be held on May 21, 2019. Accordingly, for the 2019 annual meeting of stockholders, the notice would have to be received between January 21, 2019 and January 31, 2019.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

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MISCELLANEOUS

The Company will bear the cost of solicitation of proxies and the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, the Company’s directors, officers and regular employees may solicit proxies personally, by telephone or by other forms of communication without additional compensation.

The Company’s proxy statement, Annual Report to Stockholders and proxy card are available on http://www.envisionreports.com/PLRM.

THE COMPANY’S 2017 ANNUAL REPORT TO STOCKHOLDERS IS BEING FURNISHED TO STOCKHOLDERS. COPIES OF ALL OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT 40 SOUTH MAIN STREET, COHASSET, MASSACHUSETTS 02025, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

Edward T. Mulvey
Corporate Secretary

Cohasset, Massachusetts

April 16, 2018

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REVOCABLE PROXY

PILGRIM BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2018

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Pilgrim Bancshares, Inc. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the headquarters of Pilgrim Bank, located at 40 South Main Street, Cohasset, Massachusetts at 9:00 a.m., Eastern time, on Tuesday, May 22, 2018. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	WITHHELD	FOR ALL EXCEPT
1.

The election as directors of the nominees listed below each to serve for a three-year term.

Steven T. Golden

Ronald H. Goodwin

Mary E. Granville

INSTRUCTION: To withhold your vote for one or more nominees, mark “For all Except” and write the name(s) of the nominee(s) on the line(s) below.

__________________________________

__________________________________

		☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Baker Newman & Noyes, P. A., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and proxy statement, both dated April 16, 2018 and audited financial statements.

Dated:	☐ Check Box if You Plan
to Attend Annual Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.